UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 9, 2024
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QCOM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.

On May 7, 2024, the U.S. Department of Commerce informed QUALCOMM Incorporated (the “Company,” “we” or “our”) that it was revoking the Company’s license to export 4G and certain other integrated circuit products, including Wi-Fi products, to Huawei Device Co., Ltd. and its affiliates and subsidiaries, effective immediately. As disclosed in our Form 10-Q filed on May 1, 2024, we did not expect to receive product revenues from Huawei beyond the current calendar year. This revocation has moved that date to May 7, 2024, as we implemented measures to immediately comply. Despite the revocation, we are not changing our financial guidance for the third quarter of fiscal year 2024 previously provided in our earnings release issued on May 1, 2024.
The information in this Item 7.01 of this report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Note Regarding Forward-Looking Statements
This report contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our expectations regarding product revenues from Huawei and our financial guidance for the third quarter of fiscal year 2024. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 24, 2024 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	May 9, 2024	By:	/s/ Akash Palkhiwala
Akash Palkhiwala
Chief Financial Officer and Chief Operating Officer